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                   CONSENT OF INDEPENDENT REGISTERED PUBLIC
                               ACCOUNTING FIRM

We consent to the references to our firm under the captions "Condensed Financial Information" and Officers and Directors" in the Mairs and Power Balanced Fund, Inc. Prospectus and "Table of Contents," "Independent Registered Public Accounting Firm," and "Financial Statements" in the Mairs and Power Balanced Fund, Inc. Statement of Additional Information.

We also consent to the incorporation by reference of our report dated January 19, 2005 in the Statement of Additional Information, Prospectus, and Registration Statement (Form N-1A) of Mairs and Power Balanced Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 51 under the Securities Act of 1933 (Registration No. 2-18269) and Amendment No. 51 under the Investment Company Act of 1940 (Registration No. 811-1048).

                                                     /s/ Ernst & Young LLP
Minneapolis, Minnesota
April 25, 2005